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                                                                   Exhibit 3.1

                                   STATE OF DELAWARE               Page 1

                           OFFICE OF THE SECRETARY OF STATE


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GET SMART, INC.", CHANGING ITS NAME FROM "GET SMART, INC." TO "BUSY BOX, INC.", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF DECEMBER, A.D. 1998, AT 11:15 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.













                            [SEAL]       /s/ Edward J. Freel
                                         -----------------------------------
                                         Edward J. Freel, Secretary of State
                                                                      9478616
2555198  8100                              AUTHENTICATION:
981491975                                                              12-22-98
                                                     DATE: